UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2022

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5011 Gate Parkway

Building 100, Suite 100

Jacksonville, FL 32256

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

This Form 8-K/A is being filed to correct a typographical error in the date of Mr. Hawkins appointment to the Board. The correct date of his appointment is December 22, 2022.

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 20, 2022. Joseph Safina, a member of the Board of Directors (the “Board”) of Safe & Green Holdings Corp. (the “Company”), notified the Company of his decision to resign, effective immediately, from his position as a member of the Board and related Committees. Mr. Safina did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Safina was a director of the Company and also served as a member of the Audit Committee and Compensation Committee of the Board.

After giving effect to Mr. Safina’s resignation, on December 20, 2022 the Company’s Board of Directors no longer had a majority of independent directors as required by NASDAQ Marketplace Rule 5605(b)(1) and the audit committee of the Board no longer had three members as required by NASDAQ Marketplace Rule 5605(c)(2)(A). The Company informed NASDAQ of the foregoing on December 21, 2022.

On December 22, 2022, with the appointment of Shafron E. Hawkins to the Board and to the Audit Committee and Compensation Committee of the Board, the Company regained compliance with NASDAQ Marketplace Rule 5605(b)(1) and NASDAQ Marketplace Rule 5605(c)(2)(A).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding Mr. Safina’s resignation contained in Item 3.01 is incorporated herein by reference.

On December 22, 2022, the Board appointed Shafron E. Hawkins to serve as a director of the Company. Mr. Hawkins was also appointed to serve as a member of the Audit Committee of the Board and the Compensation Committee of the Board.

Mr. Hawkins, age 48, currently serves as President and CEO of Opportunity Funds Association, an advocacy, education, and communications organization established in May 2019 to enable Opportunity Fund managers and investors in Opportunity Funds to participate in public policy, share best practices, and communicate the industry’s contributions to distressed rural and urban communities across the country. Before co-founding the Opportunity Funds Association, from May 2017 to May 2019 Mr. Hawkins served as Tax and Trade Counsel to Senator Tim Scott, a Senate Finance Committee Member. During his time with Senator Scott, he also served from January 2019 to May 2019, as Staff Director for the Senate Finance Subcommittee on Energy, Natural Resources, and Infrastructure, after previously serving from May 2017 to January 2019 as Staff Director for the Senate Finance Subcommittee on Fiscal Responsibility and Economic Growth. Prior to coming to Capitol Hill, Hawkins spent five years as an investment banker at what is now Results International. While with Results International, Hawkins focused on sell-side Mergers and Acquisitions for firms in the Technology, Media, and Telecoms sector. Mr. Hawkins earned his undergraduate degree in economics from The Ohio State University, his MBA from Columbia Business School as a Credit Suisse First Boston Fellow, and his JD from the Moritz College of Law at OSU. He is currently an adjunct professor at the Cleveland State University College of Law.

Mr. Hawkins will receive the standard compensation available to the Company’s current non-employee directors, which effective January 1, 2023 will be an annual fee of $80,000 for serving on the Board and for committee service, and an annual grant of restricted stock units (RSUs) under the Corporation’s Stock Incentive Plan, as amended, having a value of $80,000 on the date of grant, vesting on the one-year anniversary of the grant date, subject to his continued service as a director through such date.

There are no family relationships between Mr. Hawkins and any of the Company’s directors or executive officers, nor does Mr. Hawkins have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Mr. Hawkins was appointed as a member of the Board.

Item 8.01. Other Events.

On December 22, 2022, the Company issued a press release announcing the appointment of Shafron E. Hawkins to the Board. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1	Press Release of Safe & Green Holdings Corp., dated December 22, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: December 23, 2022	By:	/s/ Paul Galvin
Name: Paul Galvin
Title: Chairman and Chief Executive Officer

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